EXHIBIT 10.1

DOLLAR TREE, INC.
2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PLAN ADMINISTRATION AND ELIGIBILITY.

     1.1.   PURPOSE. The purpose of the Dollar Tree, Inc. (the "Company") 2003 Non-Employee Director Stock Option Plan (the "Plan") is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as Non-Employee Directors and to further align the interests of the Non-Employee Directors with the interests of the Company's shareholders.

     1.2.   ADMINISTRATION. The award of Options under the Plan shall be as described in Section 3. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to prescribe the form of the agreement applicable to evidence the award of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the Internal Revenue Code of 1986, as amended (the "Code"), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

     1.3.   PARTICIPATION IN THE PLAN. Individuals who, as of the day following each year's annual meeting date ("Eligibility Date"), are directors of the Company and who are not employees of the Company or any of its subsidiaries, are eligible to receive grants of options in accordance with Section 3.1 of this Plan ("Eligible Directors"). Grant awards to any Eligible Director who was an employee of the company or any of its subsidiaries at any time during the same calendar year as the Eligibility Date shall be at the discretion of the Board.

2. STOCK SUBJECT TO THE PLAN.

     2.1.   NUMBER OF SHARES. The maximum number of shares of the Company's $0.01 par value Common Stock ("Common Stock" or "Shares") which may be issued pursuant to options granted under this Plan shall be 500,000 Shares, subject to adjustment as provided in Section 4.4.

     2.2.   NON-EXERCISED SHARES. If any outstanding option under this Plan for any reason expires or is forfeited or terminated without having been exercised in full, the Shares allocable to the unexercised portion of the option shall again become available for issuance under options granted pursuant to this Plan.

     2.3.   SHARE ISSUANCE. Upon the exercise of an option, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

     2.4.   GENERAL RESTRICTIONS. Delivery of Shares under the Plan shall be subject to the following:

            (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

            (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     2.5.   TAX WITHHOLDING. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the participant is otherwise entitled under the Plan.

3. OPTIONS.

     3.1.   OPTION GRANT DATES. Unless otherwise determined by the Board, and subject to shareholder approval, as may be required by law, options shall be granted automatically to each Eligible Director on the business day following each year's annual meeting date (the "Grant Date"). Any non-employee director first elected as a director after the Eligibility Date but before the next annual meeting shall be granted an option as the Board shall determine in its sole discretion, but in any case covering no more than twice the number of shares granted to Eligible Directors on the most recent Grant Date. The Grant Date for an option granted to a newly elected director hereunder shall be the date of such director's election to the Board, and the Option Price of such option shall be determined as of such Grant Date.

     3.2.   OPTION PRICE. The purchase price per share for the Shares covered by each option shall be the closing sale price on the Grant Date (the "Option Price") for a share of Common Stock as reported on the principal exchange or market on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not then so listed, as determined in good faith by the Board. Repricing of options after the date of grant shall not be permitted.

     3.3.   NUMBER OF OPTION SHARES. The number of Shares subject to options ranted to each participating director on each Grant Date shall be 9,000; provided however that the Board of Directors may reduce this amount or adopt a formula to determine the number of Shares subject to options to be granted, provided however that the number of such Shares may not be increased over 9,000 without shareholder approval. Options which may be granted to participating directors pursuant to this Section 3 are in addition to any Options which may be issued to such directors in lieu of annual fee payments pursuant to other applicable Company plans.

     3.4.   PERIOD OF OPTION. Unless otherwise determined by the Board, Options shall vest and become exercisable immediately, subject to the provisions of the Plan. The options will expire ten years after the Grant Date or three years after the date the Non-employee Director is no longer a director of the Company, whichever occurs earlier.

     3.5.   DIRECTOR TERMINATIONS. In the event that a Director's service on the Board ceases due to death, disability or retirement, all outstanding options then held by the Director shall remain exercisable for a period of three years following the cessation of service. Except as otherwise provided by the Board, in the event that a Director's service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one year following the cessation of service. In any event, if a Director is involuntarily removed for breach of duty, dishonesty or any other cause, all vested and exercisable shares of options awarded under this plan are immediately forfeit.

     3.6.   WRITTEN DOCUMENTATION. Each grant of an option under this Plan shall be evidenced in writing, which shall comply with and be subject to the terms and conditions contained in this Plan.

     3.7.   NON-STATUTORY STOCK OPTIONS. Options granted under this Plan shall not be entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986.

     3.8.   EXERCISE OF OPTIONS. Options may be exercised only by written notice to the secretary of the Company and payment of the exercise price in (i) cash, (ii) Shares, or (iii) delivery of an irrevocable written notice instructing the Company to deliver the Shares being purchased to a broker, who may be selected by the Company, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Option Price for the Shares which are being exercised and any required tax withholding. Options may be exercised in whole or in part. The Board may impose other restrictions or requirements on the permissible method of exercise.

     3.9.   OPTIONS NOT TRANSFERABLE. Except as otherwise permitted by the Board, each option granted under this Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution. However, subject to Board approval, the Board may provide that all or a portion of an Option may be granted to an optionee upon terms that permit transfer of the Option in a form and manner determined by the Board. Any person to whom an Option is transferred pursuant to this Section 3.9 shall agree in writing to be bound by the terms of the Plan and the stock option agreement for such Option as if such transferee had been an original signatory thereto, and to execute and/or deliver to the Board any documents as may be requested by the Board from time to time.

3.10.  EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of an option granted under this Plan. Any exercise by a representative shall be subject to the provisions of this Plan.

4. GENERAL PROVISIONS.

     4.1    EFFECTIVE DATE OF THIS PLAN. This Plan is effective July 1, 2003 (the “Effective Date”) and the shareholders of Dollar Tree Stores, Inc. approved the Plan on June 19, 2003.

     4.2    DURATION OF THIS PLAN. This Plan shall remain in effect until all Shares subject to option grants have been purchased or all unexercised options have expired. Notwithstanding the foregoing, no options may be granted pursuant to this Plan on or after the 10th anniversary of this Plan's effective date.

     4.3    AMENDMENT OF THIS PLAN. The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that, without approval of the Company's shareholders, no revision or amendment shall (i) change the total number of Shares subject to this Plan (except as provided in Section 4.4), (ii) change the designation of the class of directors eligible to participate in the Plan, (iii) change the exercise price of the options, or (iv) materially increase the benefits accruing to participants under or the cost of this Plan to the Company. Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. No amendment, modification, or termination of this Plan shall in any manner adversely affect the rights of any director holding options granted under this Plan without his or her consent.

     4.4    CHANGES IN SHARES. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Common Stock with respect to which Options have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable:  (A) make a proportionate adjustment in 1) the maximum number and type of securities as to which Options may be granted under this Plan, 2) the number and type of securities subject to outstanding Options, 3) the grant or exercise price with respect to any such Options, and 4) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; and the number of shares of Common Stock subject to any Options denominated in shares shall always be a whole number; or (B) cause any Options outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate equity award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Option substantially equivalent in value to the fair market value of such cancelled Option.  The determination of fair market value shall be made by the Board, as the case may be, in their sole discretion.  Any adjustments made hereunder shall be binding on all Holders.

     4.5    CHANGE OF CONTROL. If a Change of Control of the Company shall occur, then the Board may, in its discretion, determine that all outstanding Options shall become fully exercisable. If the Board determines to accelerate any such outstanding Options, then such Options shall remain vested and/or exercisable during the remaining term thereof, regardless of whether the Director shall continue with the Company or any Subsidiary. The Board, in its sole discretion, and without the consent of any Director affected thereby, may determine that some or all Directors holding outstanding Options shall receive cash settlements in exchange for redemption of all or a part of such Options. For purposes of the Plan, the term "Change of Control" shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the  tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

     4.6    LIMITATION OF RIGHTS.

            4.6.1   NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

            4.6.2   NO SHAREHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefore.

     4.7    ASSIGNMENTS. The rights and benefits under this Plan may not be assigned except as provided in Sections 3.9 and 3.10.

     4.8    NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

     4.9    SHAREHOLDER APPROVAL AND REGISTRATION STATEMENT. This Plan shall be approved by the Board of Directors and submitted to the Company's shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

     4.10   GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     4.11   SEVERABILITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.